UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bonnie Biumi to the Board of Directors

On October 16, 2012, the Board of Directors of the Registrant appointed Bonnie Biumi to the Board of Directors effective immediately. Ms. Biumi fills the vacancy created when a Board member resigned effective October 16, 2012.  Ms. Biumi was nominated by the Nominating, Leadership Development and Corporate Governance Committee of the Board of Directors.  Ms. Biumi will serve on the Compensation Committee and the Strategic Committee of the Board of Directors as well as the Company’s Compliance Committee.

Ms. Biumi will be compensated according to the previously disclosed director compensation plan of the Registrant.

A copy of the press release of the Registrant is attached hereto as Exhibit 99.1.

Adoption of the Isle of Capri Casinos, Inc. Amended and Restated 2009 Long-Term Stock Incentive Plan

At the Annual Meeting of Stockholders held on October 16, 2012, the Registrant’s stockholders approved the adoption of the Isle of Capri Casinos, Inc. Amended and Restated 2009 Long-Term Stock Incentive Plan (the “Amended and Restated Plan”).

The Isle of Capri Casinos, Inc. 2009 Long-Term Stock Incentive Plan (the “Original Plan”) was adopted by the Registrant’s Board of Directors on August 20, 2009 and approved by the Registrant’s Stockholders on October 6, 2009. The Original Plan replaced the Isle of Capri Casinos, Inc. Amended and Restated 2000 Long-Term Stock Incentive Plan (the “2000 Plan”). The Original Plan provides for the grant of non-qualified stock options (“NQSOs”) and incentive stock options (“ISOs”), stock appreciation rights (“SARs”), full value awards and cash incentive awards.

The primary purpose for amending the Original Plan is to increase the number of shares reserved for issuance and to update certain of the provisions of the Original Plan. The Amended and Restated Plan replaces the Original Plan.

The Amended and Restated Plan is administered by the Registrant’s Compensation Committee. The Compensation Committee selects the employees, officers and directors who will be granted awards under the Amended and Restated Plan and thereby become “participants” in the Amended and Restated Plan. All of the Registrant’s employees, officers and directors, and the directors, officers and employees of the Registrant’s affiliates are eligible to participate in the Amended and Restated Plan.

The number of shares of the Registrant’s common stock reserved for issuance under the Amended and Restated Plan is the sum of (a) 2,750,000 shares plus (b) any shares of common stock remaining for issuance under the 2000 Plan as of the effective date of the Original Plan (including any shares added back to the 2000 Plan pursuant to the terms of the 2000 Plan from a plan other than the 2000 Plan), plus (c) any shares of common stock that would have been available for awards granted under the 2000 Plan due to forfeiture, expiration or cancellation of awards without delivery of shares of common stock or which result in the forfeiture of the shares of common stock back to the Registrant (including any shares that would have been available under the 2000 Plan pursuant to the terms of the 2000 Plan due to forfeiture, expiration or cancellation of awards made under a plan other than the 2000 Plan).

Under the Amended and Restated Plan, the Compensation Committee may grant (a) options to purchase the Registrant’s common stock, which options may be either ISOs or NQSOs and (b) SARs. An option entitles the participant to purchase shares of the Registrant’s common stock at an exercise price established at the time the option is granted. An SAR entitles the participant to receive, in shares of the Registrant’s common stock or cash, as determined at the time the SAR is granted, value equal to (or based on) the excess of the value of a specified number of shares of the Registrant’s common stock over an exercise price established at the time the SAR is granted. In no event can the exercise price under an option or SAR be less than the fair market value of a share of the Registrant’s common stock on the date the award is granted.

Each option and SAR will be exercisable in accordance with the terms established by the Compensation Committee at the time of grant and the committee may, in its discretion, accelerate the vesting dates set at the time of grant. In no event will an option or SAR be exercisable more than 10 years after it is granted.

The Compensation Committee may grant full value awards and cash incentive awards under the Amended and Restated Plan. A full value award is the grant of one or more shares of the Registrant’s common stock or a right (other than an option or SAR) to receive one or more shares of the Registrant’s common stock in the future. The grant of a full value award may be in consideration of a participant’s previously performed service or surrender of other compensation, may be contingent on the achievement of performance or other objectives during a specified period, may be subject to a risk of forfeiture or other restrictions that lapse on the achievement of one or more goals relating to completion of service or the achievement of performance or other objectives or may be subject to such other conditions, restrictions and contingencies as the Compensation Committee determines, including conformity with the Registrant’s recoupment or clawback policies, if any.

A cash incentive award is the grant of a right to receive a payment of cash or shares of the Registrant’s common stock having a value equivalent to the cash otherwise payable that is contingent on achievement of performance objectives over a specified period established by the Compensation Committee. Cash incentive awards may be subject to such other restrictions and contingencies as determined by the Compensation Committee, including provisions relating to deferred payment.

Awards under the Amended and Restated Plan may be settled through cash payments, the delivery of shares of the Registrant’s common stock, the granting of replacement awards, or a combination thereof, as the Compensation Committee determines. Settlement may be subject to such conditions, restrictions and contingencies as the Compensation Committee shall determine.

An award under the Amended and Restated Plan (other than an option or SAR) may provide the participant with the right to receive dividend payments or dividend equivalent payments with respect to the Registrant’s common stock subject to the award (both before and after the common stock subject to the award is earned, vested, or acquired), provided that no dividends or dividend equivalent units will be paid or settled with respect to performance-based awards prior to the date on which the underlying award is earned based on satisfaction of the performance targets.

The Compensation Committee may designate whether any full value award or cash incentive award being granted to any participant under the Amended and Restated Plan is intended to be “performance- based compensation” as that term is used in section 162(m) of the Internal Revenue Code. Any such awards that are designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance targets and one or more “performance measures”, as selected by the Compensation Committee.

Additional terms of the Amended and Restated Plan are described in the Registrant’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on August 22, 2012.

The Amended and Restated Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a vote of Security Holders.

On October 16, 2012, the Registrant held its Annual Meeting of Stockholders. The stockholders (1) elected three Class II Directors to the Registrant’s Board of Directors to serve until the 2015 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified, (2) ratified the Audit Committee’s selection of Ernst  & Young, LLP as the Registrant’s independent registered public accounting firm for the 2013 fiscal year and (3) approved the adoption of the Isle of Capri Casinos, Inc. Amended and Restated 2009 Long-Term Stock Incentive Plan.

1.     The stockholders elected three Class II Directors to the Registrant’s Board of Directors, with voting as follows:

	Votes
Election of Directors	FOR	WITHHELD
Jeffrey D. Goldstein	25,716,723	8,632,051
Virginia McDowell	24,098,710	10,250,064
Lee S. Wielansky	29,886,263	4,462,511

There were 3,543,005 broker non-votes.

2.   The stockholders ratified the selection of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the 2013 fiscal year, with voting as follows: 35,617,934 for, 2,263,805 against, 10,040 abstaining, 0 broker non-votes.

3.   The stockholders approved the adoption of the Isle of Capri Casinos, Inc. Amended and Restated 2009 Long-Term Stock Incentive Plan, with voting as follows: 24,330,395 for, 10,004,761 against, 13,618 abstaining, 3,543,005 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Isle of Capri Casinos, Inc. Amended and Restated 2009 Long-Term Stock Incentive Plan.
99.1	Press Release Announcing Appointment of Bonnie Biumi to the Board of Directors, dated October 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: October 19, 2012	By:	/s/ Edmund L. Quatmann, Jr.

	Name:	Edmund L. Quatmann, Jr.
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Number	Exhibit
10.1	Isle of Capri Casinos, Inc. Amended and Restated 2009 Long-Term Stock Incentive Plan.
99.1	Press Release Announcing Appointment of Bonnie Biumi to the Board of Directors, dated October 17, 2012